                                                                     EXHIBIT 2.1


                         UNITED STATES BANKRUPTCY COURT
                       EASTERN DISTRICT OF NORTH CAROLINA
                                RALEIGH DIVISION


 In re:                            )   Chapter 11
                                   )
 SPECTRASITE HOLDINGS, INC.,       )   Case No. 02-03631-5-(ATS)
                                   )
                                   )
                      Debtor.      )



                 PROPOSED PLAN OF REORGANIZATION OF SPECTRASITE
             HOLDINGS, INC. UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                              POYNER & SPRUILL LLP
                              Terri L. Gardner
                              3600 Glenwood Avenue
                              Raleigh, North Carolina  27605
                              Telephone: (919) 783-6400
                              Facsimile: (919) 783-1075

                              and

                              PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                              Andrew N. Rosenberg
                              James H. Millar
                              Claudia R. Tobler
                              Alexander V. Rohan
                              1285 Avenue of the Americas
                              New York, New York  10019
                              Telephone: (212) 373-3000
                              Facsimile: (212) 757-3990

                              Attorneys for the Debtor



Dated: November 18, 2002


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        SpectraSite Holdings, Inc. proposes the following plan of reorganization under section 1121(a) of the Bankruptcy Code.


                                       I.

                      DEFINITIONS AND CONSTRUCTION OF TERMS

        A. DEFINITIONS. UNLESS OTHERWISE DEFINED HEREIN, OR THE CONTEXT OTHERWISE REQUIRES, THE FOLLOWING TERMS SHALL HAVE THE RESPECTIVE MEANINGS SET FORTH BELOW:


ADMINISTRATIVE CLAIM            means any right to payment constituting a cost
                                or expense of administration of the Chapter 11
                                Case of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(1) or 507(b) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Debtor's estate, any actual and necessary costs and expenses of operating the Debtor's business, any indebtedness or obligations incurred or assumed by the Debtor in Possession in connection with the conduct of its business, including, without limitation, all compensation and reimbursement of expenses to the extent awarded by the Court under sections
                                330, 331 or 503 of the Bankruptcy Code, and any fees or charges assessed against the Debtor's estate under section 1930 of chapter 123 of title 28 of the United States Code.

ADMINISTRATIVE, PRIORITY        has the meaning assigned to such term in
AND CONVENIENCE                 Article VI.B.3.(b)(i) of the Plan.
CLAIMS RESERVE

ALLOWED CLAIM                   means, with reference to any Claim, (a) any
                                Claim against the Debtor which has been listed by the Debtor in its Schedules, as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, and with respect to which no contrary proof of claim has been filed, (b) any Claim specifically allowed under the Plan, (c) any Claim which is not Disputed, or (d) any Claim the amount or existence of which, if Disputed, (i) has been determined by a Final
                                Order of a court of competent jurisdiction other than the Court, or (ii) has been allowed by Final



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                                Order of the Court; provided, however, that any
                                Claims allowed solely for the purpose of voting to accept the Plan pursuant to an order of the Court shall not be considered "Allowed Claims" hereunder.

AMENDED BY-LAWS                 means the Amended and Restated By-Laws of
                                Reorganized SpectraSite Holdings, Inc., which shall be in substantially the form contained in the Plan Supplement.

AMENDED CERTIFICATE OF          means the amended and restated Certificate of
INCORPORATION                   Incorporation of Reorganized SpectraSite
                                Holdings, Inc., which shall be in substantially the form contained in the Plan Supplement.

AVAILABLE SHARES                means all shares of New Common Stock to be
                                distributed to the holders of General Unsecured
                                Claims less the number of shares of New Common
                                Stock deposited into the Disputed Claims
                                Reserve.

BALLOTS means each of the ballot forms distributed with the Disclosure Statement to each holder of an Impaired Claim or Interest (other than to holders not entitled to vote on the Plan) upon which is to be indicated, among other things, acceptance or rejection of the Plan.

BANKRUPTCY CODE                 means title 11 of the United States Code, 11
                                U.S.C. ss.ss. 101 et seq., as in effect on the date hereof.

BANKRUPTCY RULES                means the Federal Rules of Bankruptcy Procedure
                                as promulgated by the United States Supreme
                                Court under section 2075 of title 28 of the United States Code, and local rules of the Court, as the context may require.

BUSINESS DAY                    means any day on which commercial banks are open
                                for business, and not authorized to close, in the City of New York, New York, except any day designated as a legal holiday by Bankruptcy Rule
                                9006(a).

CASH means legal tender of the United States of America.

CAUSES OF ACTION                means all claims, choses in action and causes of
                                action (including those assertable
                                derivatively), liabilities, obligations, suits, debts, sums of money, damages, demands, judgments, whether


                                       3

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                                known or unknown, now owned or hereafter
                                acquired by the Debtor, and the Cash and non-Cash proceeds thereof, whether arising under the Bankruptcy Code or other Federal, state or foreign law, equity or otherwise, including, without limitation, any causes of action arising under sections 510, 544, 547, 548, 549, 550, 551 or any other section of the Bankruptcy Code.

CHAPTER 11 CASE                 means the chapter 11 case commenced by the
                                Debtor.

CLAIM means any claim against the Debtor as such term is defined in section 101(5) of the Bankruptcy Code.

CLASS means a group of Claims or Equity Interests as classified under the Plan.

COLLATERAL                      means any property or interest in property of
                                the Debtor's estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

CONFIRMATION DATE               means the date on which the Confirmation Order
                                is entered by the Court.

CONFIRMATION HEARING            means the hearing to consider confirmation of
                                the Plan pursuant to section 1128 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

CONFIRMATION ORDER              means the order entered by the Court (i)
                                confirming the Plan pursuant to section 1129 of the Bankruptcy Code; (ii) approving and authorizing the transactions contemplated by the SBC Transaction; and (iii) finding, among other things, that each of the transactions contemplated to occur on or immediately after the Effective Date by the SBC Transaction is at arm's length, made in good faith, for reasonably equivalent value, and in the best interest of the Debtor's creditors.

CONVENIENCE CLAIMS              means and includes any Claim which would
                                otherwise be a General Unsecured Claim (other than a Senior Notes Claim) that (i) is Allowed in an amount of $25,000 or less, or (ii) is Allowed



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                                in an amount greater than $25,000 but which is
                                reduced to $25,000 by the election of the holder thereof pursuant to the holder's Ballot.

COURT means, (a) the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division, having jurisdiction over the Chapter 11 Case; (b) to the extent there is no reference pursuant to section 157 of title 28 of the United States Code, the United States District Court for the Eastern District of North Carolina, Raleigh Division, and (c) any other court having jurisdiction over the Chapter 11 Case.

CREDITORS COMMITTEE             means the Official Committee of Unsecured
                                Creditors appointed or to be appointed by the Court in the Chapter 11 Case, as constituted from time to time.

DEBTOR                          means SpectraSite Holdings, Inc.

DEBTOR IN POSSESSION            means the Debtor in its capacity as debtor in
                                possession in the Chapter 11 Case pursuant to sections 1107(a) and 1108 of the Bankruptcy
                                Code.

DISCLOSURE STATEMENT            means the written disclosure statement that
                                relates to this Plan, as approved by the Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

DISPUTED CLAIM                  means (a) any Claim, proof of which was not
                                timely or properly filed and which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, or is not listed in the Schedules; (b) any Claim as to which the Debtor or any other party in interest has filed an objection or request for estimation on or before the Effective Date or such other applicable limitation period fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Court; or (c) any Claim as to which a proof of claim is timely and properly filed, except to the extent that the amount asserted in such proof of claim exceeds the liquidated, undisputed and noncontingent amount set forth in the Schedules with respect to such Claim. A
                                Claim that is a



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                                Disputed Claim under subsection (b) of this
                                definition shall cease to be Disputed upon the withdrawal of such objection or request for estimation or a determination thereon by a Final Order in favor of the holder of such Claim. Any Claim that is a Disputed Claim under subsection
                                (c) of this definition shall cease to be Disputed if no objection or request for estimation to such Claim is filed by the Debtor pursuant to Article VI.B.3.(a) of the Plan.

DISPUTED CLAIMS RESERVE         means any shares of New Common Stock issued to
                                the Transfer Agent for distribution on
                                Subsequent Distribution Dates and the Final
                                Distribution Date pursuant to Article VI.B.1.(f) of the Plan.

EFFECTIVE DATE                  means the first Business Day on which all of the
                                conditions specified in Article XII.A. of the Plan have been satisfied or waived in accordance with Article XII.B. of the Plan; provided, however, that if a stay of the Confirmation
                                Order is in effect on such date, the Effective
                                Date will be the first Business Day after such stay is no longer in effect.

EQUITY INCENTIVE PLAN           has the meaning assigned to such term in Article
                                V.D. of the Plan. Such plan shall be on the terms described in Exhibit C hereto and, along with a form of individual stock option agreement with respect thereto, shall be in substantially the form contained in the Plan Supplement.

EQUITY INTEREST OR INTEREST     means any share of preferred stock or common
                                stock or other instrument evidencing an
                                ownership interest in the Debtor, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire, sell or subscribe for any such interest.

FINAL DISTRIBUTION DATE         means the date on which Reorganized SpectraSite
                                makes a final distribution pursuant to Article
                                VI.B.1.(e) of this Plan. The Final Distribution
                                Date shall be a date, as determined by
                                Reorganized SpectraSite, after resolution of all Disputed Claims.

FINAL ORDER                     means an order or judgment of the Court, or
                                other court of competent jurisdiction, as entered





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                                on the docket in the Chapter 11 Case, the
                                operation or effect of which has not been stayed, reversed, vacated or amended, and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal, petition for certiorari, or seek review or rehearing has expired and as to which no appeal, petition for certiorari, or petition for review or rehearing was filed or, if filed, remains pending.

GENERAL UNSECURED CLAIM         means an Unsecured Claim (other than an
                                Administrative Claim, Priority Tax Claim, Other
                                Priority Claim or Convenience Claim), including, without limitation, a Senior Note Claim and a Rejected Obligation Claim.

GOVERNMENT                      has the meaning assigned to such term in Article
                                VII.J.3. of the Plan.

IMPAIRED means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

INDENTURE TRUSTEE               means, with respect to the Senior Note
                                Indentures, HSBC Bank USA, as successor to Bank of New York, as successor to United States Trust
                                Company of New York, in its capacity as trustee under each such indenture.

INDENTURE TRUSTEE EXPENSES      means any reasonable fees and reasonable
                                documented out-of-pocket costs and expenses incurred after the Petition Date and through and including the Final Distribution Date by the Indenture Trustee under the Senior Notes
                                Indentures. Such amounts shall include, without limitation, the reasonable documented out-of-pocket costs and expenses and reasonable fees of legal counsel to the Indenture Trustee
                                (as determined in accordance with the Senior
                                Notes).

INITIAL DISTRIBUTION DATE       means the Effective Date or as soon thereafter
                                as practicable.

INITIAL HOLDER                  means, (a) any person or entity who will
                                initially hold shares of New Common Stock on the Effective Date, (b) any investment fund for which any person thereof acts as manager, (c) any partnership or other entity for which any




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                                person thereof acts directly or indirectly as a
                                general partner, managing member or controlling stockholder, and (d) any person otherwise affiliated with any of the foregoing individuals or entities.

LIEN has the meaning set forth in section 101 of the Bankruptcy Code.

NEW COMMON STOCK                means the common stock of Reorganized
                                SpectraSite, par value $.01 per share, to be authorized and issued by Reorganized SpectraSite on the Effective Date pursuant to the Plan.

NEW SENIOR MANAGEMENT           has the meaning assigned to such term in Article
EMPLOYMENT CONTRACTS            V.A.2. of the Plan.

NEW WARRANTS                    means the warrants to purchase in the aggregate
                                1,250,000 shares of New Common Stock, which shall be on the terms described in Exhibit A hereto and shall be in substantially the form contained in the Plan Supplement and which shall be issued pursuant to the terms of the Warrant
                                Agreement.

OLD COMMON STOCK                means the common stock, par value $.001 per
                                share, issued by the Debtor and outstanding on the Effective Date, including, without limitation, any common stock issued in connection with the SBC Transaction.

OTHER EQUITY INTEREST           means any Equity Interest (other than Old Common
                                Stock).

OTHER GUARANTY CLAIM            means a Claim arising from one or more of the
                                agreements listed on Schedule 1.

OTHER PRIORITY CLAIM            means a Claim entitled to priority pursuant to
                                section 507(a) of the Bankruptcy Code (other than Administrative Claims and Priority Tax
                                Claims).

OTHER SECURED CLAIM             means a Secured Claim (other than a Senior
                                Secured Guaranty Claim or an Other Guaranty
                                Claim).

PETITION DATE                   means November 15, 2002, the date on which the
                                Debtor filed its petition for relief commencing the Chapter 11 Case.

PLAN means this plan of reorganization, as it may be amended or modified from time to time,





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                                together with all addenda, exhibits, schedules
                                or other attachments, if any.

PLAN DOCUMENTS                  means the documents to be included in the Plan
                                Supplement.

PLAN SUPPLEMENT                 means the forms of documents specified in
                                Article IX.M. of the Plan.

PREPETITION NOTEHOLDERS         means the informal committee of certain holders
COMMITTEE                       of Senior Notes that was formed prior to the
                                Petition Date, whose members are Apollo
                                Management V L.P., Capital Research and
                                Management Company, Conseco Capital Management,
                                Fidelity Management & Research Co., and Oaktree
                                Capital Management LLC.

PRIORITY TAX CLAIM              means any Unsecured Claim held by a governmental
                                unit entitled to a priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

PRO RATA means, at any time, the proportion that the amount of a Claim or Interest in a particular Class bears to the aggregate amount of all Claims or Interests, as the case may be (including Disputed Claims), in such Class, unless in each case the Plan provides otherwise.

RECORD DATE                     means the record date for purposes of making
                                distributions under the Plan on account of Allowed Claims, which date shall be the Effective Date.

REGISTRATION RIGHTS             means a registration rights agreement by
AGREEMENT                       Reorganized SpectraSite in favor of certain
                                Initial Holders, which shall be in substantially the form contained in the Plan Supplement.

REJECTED OBLIGATION CLAIM       means any Unsecured Claim of any entity against
                                the Debtor arising from the rejection pursuant to sections 365 or 1123(b) of the Bankruptcy
                                Code of (a) a lease of real or personal property entered into with the Debtor, or (b) any contract with the Debtor.

RELEASED PARTIES                has the meaning assigned to such term in Article
                                VII.I. of the Plan.

REORGANIZED SPECTRASITE         means the Debtor, or any successor thereto by
                                merger, consolidation, or otherwise, on and after the Effective Date.



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SBC TRANSACTION                 means, collectively, all of the transactions
                                described on Exhibit D hereto and as
                                contemplated by (x) the agreements listed on Schedule A to Exhibit D hereto (to the extent not fully performed or consummated prior to the Effective Date), (y) the agreements listed on Schedule B to Exhibit D hereto (to the extent not fully performed or consummated prior to the Effective Date) and (z) any other collateral amendments or other documents that may be executed therewith (to the extent not fully performed or consummated prior to the Effective
                                Date).

SCHEDULED                       means, with respect to any Claim or Equity
                                Interest, the status and amount, if any, of such Claim or Equity Interest as set forth in the Schedules.

SCHEDULES                       means the schedules of assets and liabilities,
                                filed with the Court by the Debtor, including any amendments or supplements thereto.

SECURED CLAIM                   means a Claim that is secured by a Lien on
                                property or interests in property, in which the Debtor has an interest, to the extent of the value as of the Effective Date, or such other date as is established by the Court, of such interest or Lien determined by a Final Order of the Court pursuant to Section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtor and the holder of such Claim.

SENIOR NOTES                    means the 12-1/2% Senior Notes due 2010, the
                                6-3/4% Senior Convertible Notes due 2010, the
                                10-3/4% Senior Notes due 2010, the 12-7/8%
                                Senior Discount Notes due 2010, the 11-1/4%
                                Senior Discount Notes due 2009, and the 12%
                                Senior Discount Notes due 2008 issued by the Debtor pursuant to the Senior Note Indentures.

SENIOR NOTE CLAIM               means a Claim for principal and accrued and
                                unpaid prepetition interest arising with respect to the Senior Notes through the Petition Date.

SENIOR NOTE INDENTURES          means, collectively, (a) the Indenture, dated as
                                of December 20, 2000, between SpectraSite
                                Holdings, Inc. and United States Trust Company of New York, as Trustee, with respect




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                                to the 12-1/2% Senior Notes; (b) the Indenture,
                                dated as of November 20, 2000, between
                                SpectraSite Holdings, Inc. and United States
                                Trust Company of New York, as Trustee, with respect to the 6-3/4% Senior Convertible Notes;
                                (c) the Indenture, dated as of March 15, 2000, between SpectraSite Holdings, Inc. and United States Trust Company of New York, as Trustee, with respect to the 10-3/4% Senior Notes; (d) the Indenture, dated as of March 15, 2000, between SpectraSite Holdings, Inc. and United States Trust Company of New York, as Trustee, with respect to the 12-7/8% Senior Discount Notes; (e) the Indenture, dated as of April 20, 1999, between SpectraSite Holdings, Inc. and United States Trust Company of New York, as Trustee, with respect to the 11-1/4% Senior Discount Notes; and (f) the Indenture, dated as of June 26, 1998, between SpectraSite Holdings, Inc. and United States Trust Company of New York, as Trustee, as amended March 25, 1999 and June 6, 2000, with respect to the 12% Senior Discount Notes.

SENIOR SECURED CREDIT           means the Amended and Restated Credit Agreement
AGREEMENT                       among SpectraSite Communications, Inc., as
                                Borrower; SpectraSite Holdings, Inc., as a
                                Guarantor; CIBC World Markets Corp. and Credit
                                Suisse First Boston, as Joint Lead Arrangers and
                                Bookrunners; CIBC World Markets Corp., Credit
                                Suisse First Boston, Bank Of Montreal, Chicago
                                Branch and TD Securities (USA) Inc., as
                                Arrangers; Credit Suisse First Boston, as
                                Syndication Agent; Bank Of Montreal, Chicago
                                Branch and TD Securities (USA) Inc., as
                                Co-Documentation Agents; Canadian Imperial Bank of Commerce, as Administrative Agent and Collateral Agent; the other credit parties party thereto, dated February 22, 2001, as amended by First Amendment to Amended and Restated Credit
                                Agreement dated October 31, 2001 and Second
                                Amendment to Amended and Restated Credit
                                Agreement dated August 14, 2002.

SENIOR SECURED GUARANTY         means a Secured Claim arising from the Debtor's
CLAIM                           guaranty obligations under the Senior Secured
                                Credit Agreement.




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

SUBORDINATED SECURITY CLAIM     means any claim arising from rescission of a
                                purchase or sale of Old Common Stock of the Debtor or of an affiliate of the Debtor, for damages arising from the purchase and sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a claim.

SUBSEQUENT DISTRIBUTION         means any distribution of Available Shares made
                                to the holders of General Unsecured Claims on a Subsequent Distribution Date in accordance with
                                Article VI.B.1.(d) of the Plan.

SUBSEQUENT DISTRIBUTION DATE    means any date, as determined by Reorganized
                                SpectraSite, which is after the Effective Date and prior to the Final Distribution Date on which a distribution of Available Shares is made to holders of General Unsecured Claims in accordance with Article VI.B.1.(d) of the Plan.

TRANSFER AGENT                  means the transfer agent for the New Common
                                Stock.

UNSECURED CLAIM                 means any Claim that is not a Secured Claim.

WARRANT AGENT                   means the agent for the New Warrants.

WARRANT AGREEMENT               means a warrant agreement pursuant to which the
                                New Warrants will be issued.

     B. INTERPRETATION, APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION.

        Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, such meanings to be applicable to both the singular and plural forms of the terms defined. Capitalized terms in the Plan that are not defined herein shall have the same meaning assigned to such terms by the Bankruptcy Code or Bankruptcy Rules, as the case may be. The words "herein," "hereof," and "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section or subsection in the Plan unless expressly provided otherwise. All gender references shall be deemed to refer to both genders. The words "includes" and "including" are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                      II.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

     A. INTRODUCTION.

        All Claims and Equity Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

        A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

        1. UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN).

                a. Administrative Claims.

                b. Priority Tax Claims.

        2. UNIMPAIRED CLASSES OF CLAIMS (DEEMED TO HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE ON THE PLAN).

                a. Class 1: Other Priority Claims.

                   Class 1 consists of all Other Priority Claims.

                b. Class 2: Senior Secured Guaranty Claims.

                   Class 2 consists of all Senior Secured Guaranty Claims.

                c. Class 3: Other Secured Claims.

                   Class 3 consists of all Other Secured Claims.

                d. Class 4: Other Guaranty Claims.

                   Class 4 consists of all Other Guaranty Claims.

                e. Class 5: Convenience Claims.

                   Class 5 consists of all Convenience Claims.



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

        3. IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS (ENTITLED TO VOTE ON THE PLAN).

                a. Class 6: General Unsecured Claims.

                   Class 6 consists of all General Unsecured Claims

                b. Class 7: Old Common Stock.

                   Class 7 consists of all Old Common Stock.

        4. IMPAIRED CLASSES OF EQUITY INTERESTS (DEEMED TO HAVE REJECTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE ON THE PLAN).

                a. Class 8: Subordinated Security Claims.

                   Class 8 consists of all Subordinated Security Claims.

                b. Class 9: Other Equity Interests.

                   Class 9 consists of all Other Equity Interests.

                                      III.

                           TREATMENT OF ADMINISTRATIVE
                         CLAIMS AND PRIORITY TAX CLAIMS

     A. ADMINISTRATIVE CLAIMS.

        Except to the extent that any entity entitled to payment of any Allowed Administrative Claim agrees to a different treatment, each holder of an Allowed Administrative Claim shall receive (a) Cash in an amount equal to such Allowed Administrative Claim on the later of the Effective Date and the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable, or (b) such other treatment as the Debtor and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtor in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtor in Possession (to the extent authorized and approved by the Court if such authorization and approval was required under the Bankruptcy Code) shall be paid in full and performed by Reorganized SpectraSite, as the case may be, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

     B. PROFESSIONAL COMPENSATION AND REIMBURSEMENT CLAIMS.

        All entities seeking an award by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by the date that is 30 days after the Effective Date or such other date as may be fixed by the Court in the Confirmation Order, and (b) if granted, such an award by the Court shall be paid in full in such amounts as are awarded by the Court on the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable.

     C. PRIORITY TAX CLAIMS.

        Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of Reorganized SpectraSite, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest (i) with respect to federal taxes, at a fixed annual rate equal to the federal statutory rate as provided in 26 U.S.C. ss. 6621, and (ii) with respect to state and city taxes, at the rate applicable under state or local law.

                                      IV.

                             TREATMENT OF CLAIMS AND
                                EQUITY INTERESTS

     A. CLASS 1 - OTHER PRIORITY CLAIMS.

        1. DISTRIBUTIONS. Except to the extent that a holder of an Allowed Other Priority Claim shall have agreed in writing to a different treatment, in full and final satisfaction of such claim each holder of an Allowed Other Priority Claim shall receive payment in an amount equal to such Allowed Claim in full in Cash on the later of the Effective Date and the date when such Other Priority Claim becomes an Allowed Claim, or as soon thereafter as practicable.

        2. IMPAIRMENT AND VOTING. Class 1 is unimpaired under the Plan. Holders of Allowed Claims in Class 1 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

     B. CLASS 2 - SENIOR SECURED GUARANTY CLAIMS.

        1. DISTRIBUTIONS. Except to the extent that a holder of an Allowed Senior Secured Guaranty Claim shall have agreed in writing to a different treatment, in full and final satisfaction of such claim each Allowed Senior Secured Guaranty Claim shall be reinstated and rendered unimpaired in accordance with section 1124(1) of the Bankruptcy Code on the Effective Date.

        2. IMPAIRMENT AND VOTING. Class 2 shall be unimpaired under the Plan. The holders of Allowed Claims in Class 2 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

     C. CLASS 3 - OTHER SECURED CLAIMS.

        1. DISTRIBUTIONS. Except to the extent that a holder of an Allowed Other Secured Claim shall have agreed in writing to a different treatment, at the sole option of the Debtor, in full and final satisfaction of such claim (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (iii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date and the date such Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

        2. IMPAIRMENT AND VOTING. Class 3 is unimpaired under the Plan. The holders of Allowed Other Secured Claims in Class 3 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

     D. CLASS 4 - OTHER GUARANTY CLAIMS.

        1. DISTRIBUTIONS. Except to the extent that a holder of an Allowed Other Guaranty Claim shall have agreed in writing to a different treatment, in full and final satisfaction of such Claim each Allowed Other Guaranty Claim shall be reinstated and rendered unimpaired in accordance with section 1124(1) of the Bankruptcy Code on the Effective Date.

        2. IMPAIRMENT AND VOTING. Class 4 is unimpaired under the Plan. The holders of Allowed Other Guaranty Claims in Class 4 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

     E. CLASS 5 - CONVENIENCE CLAIMS.

        1. DISTRIBUTIONS. Except to the extent that a holder of an Allowed Convenience Claim shall have agreed in writing to a different treatment, in full and final satisfaction of such claim each holder of an Allowed Convenience Claim shall receive payment in an amount equal to such Allowed Claim in full in Cash on the later of the Effective Date and the date when such Convenience Claim becomes an Allowed Claim, or as soon thereafter as practicable.

        2. IMPAIRMENT AND VOTING. Class 5 is unimpaired under the Plan. Holders of Allowed Claims in Class 5 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

        3. ELECTION TO BE TREATED AS A CONVENIENCE CLAIM. By checking the appropriate box on a timely cast Ballot, the holder of an Allowed General Unsecured Claim (other than a Senior Notes Claim) in an amount greater than $25,000 may elect to reduce the amount of such holder's Allowed General Unsecured Claim to $25,000 and to receive a distribution upon such Allowed Class 5 Convenience Claim in such amount. Such an election shall be irrevocable and shall constitute a waiver of the right to collect, and a release of, the amount of the Allowed General Unsecured Claim in excess of $25,000, and the holder of such Allowed Class 5 Convenience Claim shall be deemed to have released the Debtor, its estate, and its property from any and all liability for such excess amount. The holder of an Allowed General Unsecured Claim (other than a Senior Notes Claim) which timely elects to reduce the amount of its Allowed Claim shall be deemed to be the holder of an Allowed Class 5 Convenience Claim for classification, voting and all other purposes under the Plan.

     F. CLASS 6 - GENERAL UNSECURED CLAIMS.

        1. DISTRIBUTIONS. Each holder of an Allowed General Unsecured Claim in Class 6 shall receive its Pro Rata share of 23,750,000 shares of the New Common Stock (which represents 100% of the New Common Stock to be issued on the Effective Date).

        2. IMPAIRMENT AND VOTING. Class 6 is impaired under the Plan. Each holder of General Unsecured Claim in Class 6 is entitled to vote to accept or reject the Plan.

        3. ALLOWANCE OF SENIOR NOTE CLAIMS. As of the Effective Date, the Senior Note Claims shall be deemed to be Allowed General Unsecured Claims in the following amounts and holders of Senior Note Claims shall not be required to file proofs of claim in the Chapter 11 Case in order to establish and be entitled to distributions with respect to such claims:

                a. Claims in respect of the Debtor's 12-1/2% Senior Notes due 2010 shall be Allowed in the aggregate amount of $212,500,000.00.

                b. Claims in respect of the Debtor's 6-3/4% Senior Convertible Notes due 2010 shall be Allowed in the aggregate amount of $206,750,000.00.

                c. Claims in respect of the Debtor's 10-3/4% Senior Notes due 2010 shall be Allowed in the aggregate amount of $214,333,333.33.

                d. Claims in respect of the Debtor's 12-7/8% Senior Discount Notes due 2010 shall be Allowed in the aggregate amount of $418,579,751.95.

                e. Claims in respect of the Debtor's 11-1/4% Senior Discount Notes due 2009 shall be Allowed in the aggregate amount of $502,643,720.80.

                f. Claims in respect of the Debtor's 12% Senior Discount Notes due 2008 shall be Allowed in the aggregate amount of $208,479,653.93.

     G. CLASS 7 - OLD COMMON STOCK.

        1. DISTRIBUTIONS. Each holder of Old Common Stock in Class 7 shall receive its Pro Rata share of 100% of the New Warrants.

        2. IMPAIRMENT AND VOTING. Class 7 is impaired under the Plan. Each holder of Old Common Stock in Class 7 is entitled to vote to accept or reject the Plan.

     H. CLASS 8 - SUBORDINATED SECURITY CLAIMS.

        1. DISTRIBUTIONS. The holders of Class 8 Allowed Subordinated Security Claims shall receive no distributions whatsoever on account of such Subordinated Security Claims.

        2. IMPAIRMENT AND VOTING. Class 8 is impaired under the Plan. As the holders of Allowed Subordinated Security Claims are receiving no distributions, they are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

     I. CLASS 9 - OTHER EQUITY INTERESTS.

        1. DISTRIBUTIONS. The holders of Class 9 Other Equity Interests shall receive no distributions whatsoever on account of such Other Equity Interests.

        2. IMPAIRMENT AND VOTING. Class 9 is impaired under the Plan. As the holders of Other Equity Interests are receiving no distributions, they are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan. On the Effective Date, Other Equity Interests shall be deemed cancelled and shall have no further legal effect.

                                       V.

                  PROVISIONS REGARDING CORPORATE GOVERNANCE AND
                      MANAGEMENT OF THE REORGANIZED DEBTOR

     A. DIRECTORS AND OFFICERS OF REORGANIZED SPECTRASITE; AMENDED CERTIFICATE OF INCORPORATION AND AMENDED BY-LAWS.

        1. THE INITIAL BOARD OF DIRECTORS. The initial board of directors of Reorganized SpectraSite shall consist of five (5) members, four (4) of whom shall be designated by the Prepetition Noteholders Committee and elected by the existing board, whose names shall be disclosed on or before the date of the Confirmation Hearing, and one (1) of whom shall be the Chief Executive Officer of Reorganized SpectraSite. The Board of Directors of Reorganized SpectraSite shall select a Chairman at their initial meeting. At all times, the composition of the Board of Directors shall satisfy all requirements for director independence.

        2. MANAGEMENT OF REORGANIZED SPECTRASITE. The officers of the Debtor immediately prior to the Effective Date shall serve as the initial officers of Reorganized SpectraSite on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with Reorganized SpectraSite and applicable nonbankruptcy law, as the case may be. Amended or new employment agreements for Stephen H. Clark, President and Chief Executive Officer, David P. Tomick, Executive Vice President and Chief Financial Officer, and Timothy G. Biltz, Chief Operating Officer, shall be on the terms described in Exhibit B hereto and shall be in substantially the forms contained in the Plan Supplement and shall become effective on the Effective Date (the "New Senior Management Employment Contracts").

        3. AMENDED CERTIFICATE OF INCORPORATION AND AMENDED BY-LAWS. The adoption of the Amended Certificate of Incorporation and Amended By-Laws shall be deemed to have occurred and be effective as of the Effective Date without any further action by the directors or stockholders of the Debtor or Reorganized SpectraSite. The Amended Certificate of Incorporation will, among other things, contain appropriate provisions (i) governing the authorization of up to 250,000,000 shares of New Common Stock (of which 23,750,000 shares will be issued on the Effective Date) that will be available for issuance and whose terms and conditions may be established by the Board of Directors of Reorganized SpectraSite, and (ii) prohibiting the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. On or prior to the Effective Date, the Debtor will file with the Secretary of State of the State of Delaware, in accordance with sections 103 and 303 of the Delaware General Corporation Law, the Amended Certificate of Incorporation and such certificate shall be the certificate of incorporation for Reorganized SpectraSite.

     B. SECURITIES TO BE ISSUED PURSUANT TO THE PLAN.

        1. NEW COMMON STOCK. On the Effective Date, Reorganized SpectraSite will issue 23,750,000 shares of New Common Stock to holders of Allowed General Unsecured Claims without further act or action under applicable law, regulation, rule or order. Holders of New Common Stock will have the right to participate proportionately in any dividends distributed by Reorganized SpectraSite.

        2. THE NEW WARRANTS. On the Effective Date, Reorganized SpectraSite shall issue New Warrants to purchase 1,250,000 shares of New Common Stock without further act or action under applicable law, regulation, rule or order.

     C. SECURITIES LAWS MATTERS.

        Each Initial Holder receiving a distribution of New Common Stock representing more than 10% of the aggregate New Common Stock issued on the Effective Date shall be entitled to become a party to the Registration Rights Agreement, which provides that Reorganized SpectraSite will provide certain demand registration rights to such holders for the New Common Stock. Certificates evidencing shares of New Common Stock received by an Initial Holder who is a beneficiary of the Registration Rights Agreement of the Debtor by reason of its equity holdings or otherwise will bear a legend stating, in substance, that such shares have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction and may not be sold, offered for sale or otherwise transferred unless registered or qualified under such Act and applicable state securities laws or unless Reorganized SpectraSite receives a certificate executed by a duly authorized officer of such Initial Holder or an opinion of counsel, as applicable, reasonably satisfactory to Reorganized SpectraSite, that such registration or qualification is not required.

        Commencing on the Effective Date, Reorganized SpectraSite shall use its reasonable efforts to list the New Common Stock (i) on a national securities exchange or the NASDAQ Stock Market; or (ii) if Reorganized SpectraSite cannot satisfy the applicable requirements for listing on a national securities exchange or the NASDAQ Stock Market, on the NASDAQ Small Cap Market; or (iii) if Reorganized SpectraSite cannot satisfy the applicable requirements for listing on the NASDAQ Small Cap Market, on another qualifying inter-dealer quotation system.

     D. REORGANIZED SPECTRASITE EQUITY INCENTIVE PLAN.

        On the Effective Date, a stock plan (the "Equity Incentive Plan") which grants to certain of Reorganized SpectraSite's officers, directors and management options with respect to shares of New Common Stock shall become effective. Such plan, and a form of individual stock option agreement with respect thereto, shall be on the terms described in Exhibit C hereto and shall be in substantially the form contained in the Plan Supplement.

     E. SBC TRANSACTION.

        Except for the issuance of 12,144,381 shares of Old Common Stock to SBC immediately prior to the Effective Date in connection with the SBC Transaction, immediately subsequent to the effectiveness of the Plan, Reorganized SpectraSite will consummate the SBC Transaction and will cause Southern Towers, Inc. to take all necessary actions to consummate the SBC Transaction. The Plan shall constitute the Debtor's and Reorganized SpectraSite's approval of the SBC Transaction.

                                      VI.

                           PROVISIONS REGARDING VOTING
                        AND DISTRIBUTIONS UNDER THE PLAN
                    AND TREATMENT OF DISPUTED, CONTINGENT AND
                  UNLIQUIDATED ADMINISTRATIVE CLAIMS AND CLAIMS

     A. VOTING OF CLAIMS.

        Each holder of an Allowed Claim or Interest in an Impaired Class of Claims or Interests, as the case may be, shall have the opportunity to vote separately to accept or reject the Plan (to the extent such holder is not deemed to reject the Plan).

     B. DISTRIBUTIONS.

        1. METHOD OF DISTRIBUTIONS UNDER THE PLAN.

        (a) Date and Delivery of Distributions. Distributions under the Plan shall be made by Reorganized SpectraSite or its designee to the holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Convenience Claims and, to the extent applicable, Allowed Other Secured Claims at the addresses set forth on the Schedules, unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001 (or at the last known addresses of such holders if the Debtor or Reorganized SpectraSite has been notified in writing of a change of address). Distributions of New Common Stock and New Warrants shall be made initially to the Indenture Trustee, Transfer Agent, Warrant Agent, or as determined by the Debtor, who shall make the distributions to the holders of Allowed General Unsecured Claims and Old Common Stock. New Common Stock (including dividends paid on account thereof) will be held in trust by the disbursing agent or Reorganized SpectraSite, as applicable, for the benefit of holders of Disputed Claims until such time as such shares are distributed to holders of Allowed Claims. Until such distribution, shares of New Common Stock held for the benefit of Disputed Claims holders shall be treated as treasury stock for voting purposes.

        (b) Distribution of Cash. Any payment of Cash by Reorganized SpectraSite pursuant to the Plan shall be made at the option and in the sole discretion of Reorganized SpectraSite by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by Reorganized SpectraSite.

        (c) Effective Date Distributions. On the Effective Date, or as soon thereafter as practicable, Reorganized SpectraSite shall distribute Available Shares to the holders of Allowed General Unsecured Claims and the New Warrants to the holders of Old Common Stock.

        (d) Distributions on Subsequent Distribution Dates. Unless otherwise provided in the Plan, to the extent there are Available Shares subsequent to the Effective Date as a result of the release of shares of New Common Stock from the Disputed Claims Reserve in accordance with Article VI.B.1.(f) of the Plan, Reorganized SpectraSite shall, on a Subsequent Distribution Date, distribute such Available Shares to the holders of General Unsecured Claims entitled thereto that were Allowed on the Effective Date or subsequently have become Allowed on or before the Subsequent Distribution Date in amounts necessary to cause such holders to have received aggregate distributions of shares of New Common Stock in respect of such Allowed Claims equal to the distributions that such holders would have received in respect of such Allowed Claims on the Effective Date if (x) such Available Shares had been available for distribution on the Effective Date, (y) such Allowed Claims had been Allowed on the Effective Date in the amounts in which they are Allowed on the Subsequent Distribution Date, and (z) Claims or portions thereof that have become disallowed subsequent to the Effective Date and on or before the Subsequent Distribution Date had been disallowed on the Effective Date, provided, however, that in no event shall Reorganized SpectraSite be obligated to make such an interim distribution if, in the discretion of Reorganized SpectraSite, there are not sufficient Available Shares to make a cost-efficient distribution, taking into account the size of the distribution to be made and the number of recipients of such distribution.

        (e) Distributions on the Final Distribution Date. Unless otherwise provided in this Plan, to the extent there are Available Shares subsequent to the Effective Date from the release of shares of New Common Stock from the Disputed Claims Reserve in accordance with Article VI.B.1.(f) of the Plan, Reorganized SpectraSite shall, on the Final Distribution Date, distribute all such Available Shares to the holders of General Unsecured Claims entitled thereto that were, if applicable, Allowed on the Effective Date, or subsequently have become Allowed on or before the Final Distribution Date in amounts necessary to cause such holders to have received aggregate distributions of shares of New Common Stock in respect of such Allowed Claims equal to the distributions that such holders would have received in respect of such Allowed Claims on the Effective Date if (x) such Available Shares had been available for distribution on the Effective Date, (y) such Allowed Claims had been Allowed on the Effective Date in the amounts in which they are Allowed on the Final Distribution Date, and (z) Claims or portions thereof that have become disallowed subsequent to the Effective Date and on or before the Final Distribution Date had been disallowed on the Effective Date.

        (f) Reserve Shares for Disputed Claims. On the date on which Reorganized SpectraSite makes its initial distribution of New Common Stock to holders of Allowed General Unsecured Claims pursuant to Article VI.B.1. of the Plan, Reorganized SpectraSite shall hold in trust an aggregate number of New Common Stock sufficient to distribute to each holder of a Disputed Claim (i) the number of shares of New Common Stock that such holder would have been entitled to receive under the Plan if such Claim had been an Allowed General Unsecured Claim on the date of such initial distribution, or (ii) such lesser amount as the Court may estimate pursuant to Article VI.C. of the Plan or may otherwise order. Shares of New Common Stock shall be withheld by Reorganized SpectraSite and reserved for distribution to holders of Disputed Claims until such time as such shares are distributed to holders of Allowed Claims. Until such distribution, shares of New Common Stock held for the benefit of Disputed Claims holders shall be treated as treasury stock for voting purposes.

        (g) Unclaimed Distributions. Any distribution of Cash under the Plan which is unclaimed after the later to occur of (a) two years after the Initial Distribution Date and (b) six months after the date on which such claimant's Claim is Allowed shall be transferred to Reorganized SpectraSite notwithstanding state or other escheat or similar laws to the contrary. Any distribution of New Common Stock and/or New Warrants under the Plan which is unclaimed after the later to occur of (a) two years after the Initial Distribution Date and (b) six months after the date on which the Claim or Interest that entitles the holders to such New Common Stock or New Warrants becomes Allowed shall be canceled and any dividends or interest which has been paid with respect to such securities shall be transferred to Reorganized SpectraSite and entitlement by the holder of a Claim to such distribution shall be extinguished and forever barred.

        (h) Saturdays, Sundays, or Legal Holidays. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

        (i) Fractional Shares and Warrants. Notwithstanding any other provision in the Plan to the contrary, no fractional shares of New Common Stock or fractional warrants of New Warrants shall be issued pursuant to the Plan. Whenever any payment of a fraction of a share of New Common Stock or fractional warrant of New Warrants would otherwise be required under the Plan, the actual distribution made shall reflect a rounding of such fraction to the nearest whole share or warrant (up or down), with half shares or warrants or less being rounded down and fractions in excess of a half of a share or warrant being rounded up. If two or more holders are entitled to equal fractional entitlements and the number of holders so entitled exceeds the number of whole shares or warrants, as the case may be, which remain to be allocated, the Transfer Agent or Warrant Agent shall allocate the remaining whole shares or warrants to such holders by random lot or such other impartial method as it deems fair, in such agent's sole discretion. Upon the allocation of all of the whole shares or warrants authorized under the Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect.

        (j) Distributions to Holders as of the Record Date. As of the close of business on the Record Date, the claims register and equity holders register shall be closed, and there shall be no further changes in the record holders of any Claims or Interests. The Debtor and Reorganized SpectraSite shall have no obligation to recognize any transfer of any Claims or Interests occurring after the Record Date. The Debtor and Reorganized SpectraSite shall instead be entitled to recognize and deal for purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Article VI.A.) with only those record holders stated on the claims register and equity holder register as of the close of business on the Record Date.

        (k) Indenture Trustee's Fees and Expenses. The Indenture Trustee shall be entitled to payment from Reorganized SpectraSite of Indenture Trustee Expenses incurred in connection with such Trustee's making distributions under the Plan without further Court approval. These payments will be made on terms agreed to with Reorganized SpectraSite and will not be deducted from distributions to be made pursuant to the Plan.

        2. DISPUTED GENERAL UNSECURED CLAIMS. The holder of a Disputed General Unsecured Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall receive a distribution of New Common Stock as soon thereafter as is practicable. Such distributions shall be made in accordance with the Plan based on the distributions that would have been made to such holder under the Plan if such Disputed Claim had been an Allowed Claim on or prior to the Effective Date.

        3. OBJECTIONS TO AND RESOLUTION OF ADMINISTRATIVE CLAIMS AND CLAIMS; ADMINISTRATIVE, PRIORITY AND CONVENIENCE CLAIMS RESERVE.

        (a) Objections To And Resolution of Administrative Claims and Claims. The Debtor and Reorganized SpectraSite shall have the exclusive right to make and file objections to Administrative Claims and Claims subsequent to the Effective Date. Unless otherwise ordered by the Court, the Debtor and Reorganized SpectraSite shall file all objections to Administrative Claims and Claims that are the subject of proofs of claim or requests for payment filed with the Court (other than applications for allowances of compensation and reimbursement of expenses, objections to which will be due in accordance with the schedule set forth in the Plan or Confirmation Order) and serve such objections upon the holders of the Administrative Claim or Claim as to which the objection is made as soon as is practicable, but in no event later than 60 days after the Effective Date or such later date as may be approved by the Court.

        (b) Administrative, Priority and Convenience Claims Reserve.

                (i) Establishment of Administrative, Priority and Convenience Claims Reserve. On the Effective Date, Reorganized SpectraSite shall place into reserve an amount of Cash equal to (i) the sum of the aggregate amount of all Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims and Disputed Convenience Claims, plus (ii) an amount to be determined by the Court to be reserved for any Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims and Disputed Convenience Claims that are unliquidated (the "Administrative, Priority and Convenience Claims Reserve").

                (ii) Cash Held in Administrative, Priority and Convenience Claims Reserve. Cash held in the Administrative, Priority and Convenience Claims Reserve shall be deposited in a bank account or accounts in the name of Reorganized SpectraSite and designated as held in trust for the benefit of holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims and Allowed Convenience Claims. Cash held in the Administrative, Priority and Convenience Claims Reserve shall not constitute property of Reorganized SpectraSite. Reorganized SpectraSite shall pay, or cause to be paid, out of the funds held in the Administrative, Priority and Convenience Claims Reserve, any tax imposed on the Administrative, Priority and Convenience Claims Reserve by any governmental unit with respect to income generated by Cash held in the Administrative, Priority and Convenience Claims Reserve. Any Cash held in the Administrative, Priority and Convenience Claims Reserve after all Administrative, Priority and Convenience Claims have been Allowed or disallowed shall be transferred to and become the property of Reorganized SpectraSite.

        (c) Allowance of Disputed Administrative, Priority and Convenience Claims. If, on or after the Effective Date, any Disputed Administrative, Priority or Convenience Claim becomes an Allowed Claim, Reorganized SpectraSite shall, not later than thirty days after the date on which such Claim becomes an Allowed Claim, or as soon thereafter as is practicable, distribute from the Administrative, Priority and Convenience Claims Reserve to the holder of such Allowed Administrative, Priority or Convenience Claim Cash equal to the amount that such holder would have been entitled to had such Claim been Allowed on the Effective Date.

        (d) Release of Shares from Disputed Claims Reserve. If at any time or from time to time after the Effective Date, there shall be shares of New Common Stock in the Disputed Claims Reserve in an amount in excess of the amount which Reorganized SpectraSite is required at such time to reserve on account of Disputed Claims under the Plan or pursuant to any Order of the Court, such excess shares of New Common Stock shall become available for distribution to holders of Allowed General Unsecured Claims in accordance with the Plan.

        (e) Allocation of Consideration. The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under the Plan (other than the Claims, if any, of the Internal Revenue Service) shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders and any remaining consideration as satisfying accrued, but unpaid, interest and costs, if any, and attorneys' fees where applicable.

        (f) Cancellation and Surrender of Existing Securities and Agreements. Except as otherwise provided in the Plan and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date, the promissory notes, share certificates (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire or issue such Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtor under the notes, share certificates and other agreements and instruments governing such Claims and Interests shall be discharged. The holders of or parties to such canceled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

     C. ESTIMATION.

        The Debtor, Reorganized SpectraSite or the Creditors Committee (if any) may, at any time, request that the Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor, Reorganized SpectraSite or the Creditors Committee have previously objected to such Claim. The Court will retain jurisdiction to estimate any Claim at any time, including during litigation concerning any objection to such Claim. In the event that the Court estimates any Disputed Claim, that estimated amount may constitute either the Allowed amount of such Claim, the amount on which a reserve is to be calculated for purposes of the Disputed Claims Reserve, or a maximum limitation on such Claim, as determined by the Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtor, Reorganized SpectraSite or the Creditors Committee may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

     D. ADMINISTRATIVE CLAIMS OF INDENTURE TRUSTEE; TREATMENT OF PREPETITION NOTEHOLDERS COMMITTEE PROFESSIONALS.

        1. ADMINISTRATIVE CLAIMS OF INDENTURE TRUSTEE.

        In addition to any other Administrative Claim that may be filed by the Indenture Trustee pursuant to the provisions set forth herein, the Indenture Trustee shall have an Allowed Administrative Claim in an amount equal to the Indenture Trustee Expenses.

        2. TREATMENT OF PREPETITION NOTEHOLDERS COMMITTEE PROFESSIONALS. Notwithstanding anything to the contrary in this Plan:

        (a) Financial Advisor. The engagement letter between the Debtor and the Prepetition Noteholders Committee financial advisor, Houlihan, Lokey, Howard & Zukin Capital, dated July 25, 2002, is assumed by the Debtor as of the Effective Date pursuant to the Plan. On the Effective Date, Reorganized SpectraSite shall pay all fees and expenses due thereunder without application by or on behalf of such financial advisor to the Court.

        (b) Counsel. As of the Effective Date and pursuant to the Plan, Reorganized SpectraSite shall assume the Retainer Agreement between the Debtor and Hennigan, Bennett & Dorman LLP, dated September 5, 2002, and be obligated to pay (or reimburse the Prepetition Noteholders Committee for payment to) counsel to the Prepetition Noteholders Committee, consisting of Hennigan, Bennett & Dorman LLP and North Carolina counsel selected by the Prepetition Noteholders Committee, all amounts incurred for reasonable fees and expenses on account of representation of the Prepetition Noteholders Committee through the Effective Date. On the Effective Date, Reorganized SpectraSite shall pay all fees and expenses due to such counsel without application by or on behalf of such counsel to the Court.

     E. NONCONSENSUAL CONFIRMATION.

        As the holders of Subordinated Security Claims in Class 8 and Other Equity Interests in Class 9 are deemed to reject the Plan, the Debtor will seek to have the Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

                                      VII.

                       EFFECT OF CONFIRMATION OF THIS PLAN

     A. THE AMENDED CERTIFICATE OF INCORPORATION, THE AMENDED BY-LAWS AND OTHER IMPLEMENTATION DOCUMENTS.

        On or before the Effective Date, Reorganized SpectraSite will execute the Amended Certificate of Incorporation, the Amended By-Laws, and all other documents required and necessary to implement the Plan, without the requirement of any further corporate action.

     B. CONTINUED CORPORATE EXISTENCE.

        The Debtor, as Reorganized SpectraSite, shall continue to exist after the Effective Date with all powers of a corporation under the laws of its state of incorporation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law; and Reorganized

SpectraSite may operate its business free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Rules or by the Court, subject only to the terms and conditions of the Plan.

     C. VESTING OF ASSETS.

        Except as otherwise expressly provided in the Plan, on the Effective Date, or as soon as practicable thereafter, Reorganized SpectraSite shall be vested with all of the property of the Debtor's estate free and clear of all Claims, Liens, encumbrances, charges and other interests of creditors and equity security holders.

     D. DISCHARGE OF THE DEBTOR.

        The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtor, the Debtor in Possession, Reorganized SpectraSite or any of its assets or properties, arising prior to the Effective Date. Except as otherwise expressly specified in the Plan, the Confirmation Order shall act as of the Effective Date as a discharge of all debts of, Claims against, Liens on, and Equity Interests in the Debtor, its assets and properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of Claim or Equity Interest with respect thereto was filed, whether the Claim or Equity Interest is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution hereunder. Except as otherwise expressly specified in the Plan, after the Effective Date, any holder of such discharged Claim or Equity Interest shall be precluded from asserting against the Debtor, Reorganized SpectraSite, or any of its assets or properties, any other or further Claim or Equity Interest based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the entry of the Confirmation Order.

     E. INJUNCTION.

        EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE CONFIRMATION ORDER, OR A SEPARATE ORDER OF THE COURT, ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTOR WHICH AROSE BEFORE OR WERE HELD AS OF THE EFFECTIVE DATE, ARE PERMANENTLY ENJOINED, ON AND AFTER THE EFFECTIVE DATE, FROM (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST THE DEBTOR, WITH RESPECT TO ANY SUCH CLAIM OR EQUITY INTEREST, (B) THE ENFORCEMENT, ATTACHMENT, COLLECTION, OR RECOVERY BY ANY MANNER OR MEANS OF ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST THE DEBTOR ON ACCOUNT OF ANY SUCH CLAIM OR EQUITY INTEREST, (C) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST THE DEBTOR OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTOR ON ACCOUNT OF ANY SUCH CLAIM OR EQUITY INTEREST, AND (D) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM THE DEBTOR OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTOR ON ACCOUNT OF ANY SUCH CLAIM OR

EQUITY INTEREST. SUCH INJUNCTION SHALL EXTEND TO SUCCESSORS OF THE DEBTOR (INCLUDING, WITHOUT LIMITATION, REORGANIZED SPECTRASITE) AND ITS PROPERTIES AND INTERESTS IN PROPERTY.

     F. MAINTENANCE OF CAUSES OF ACTION.

        Reorganized SpectraSite shall have, retain, reserve and be entitled to assert all Causes of Action, rights of setoff and other legal or equitable defenses which the Debtor had immediately prior to the Petition Date as fully as if the Chapter 11 Case had not been commenced; and all of Reorganized SpectraSite's legal and equitable rights respecting any such Causes of Action which are not specifically waived, extinguished or relinquished by the Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Case had not been commenced.

     G. VOTES SOLICITED IN GOOD FAITH.

        The Debtor has, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.

     H. ADMINISTRATIVE CLAIMS INCURRED AFTER THE CONFIRMATION DATE.

        Administrative Claims incurred by Reorganized SpectraSite after the date and time of the entry of the Confirmation Order, including (without limitation) Claims for professionals' fees and expenses incurred after such date, including, without limitation, fees and expenses by Reorganized SpectraSite, and the Creditors Committee (if any), shall not be subject to application and may be paid by Reorganized SpectraSite in the ordinary course of business and without application for or Court approval.

     I. THE DEBTOR'S RELEASE.

        On the Effective Date, the Debtor and Reorganized SpectraSite, on behalf of themselves and the estate, shall be deemed to release unconditionally each of the members of the Creditors Committee (if any), members of the Prepetition Noteholders Committee, the Indenture Trustee, and The Altman Group, Inc., as notice, claims, solicitation and balloting agent, and each of their, and those of the Debtor's and Reorganized SpectraSite's, respective present officers, directors, advisors, attorneys, financial advisors, accountants, and other professionals (the "Released Parties") from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken in their respective capacities described above, arising in connection with, or related to, any transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, the Forbearance, Lock-Up, and Voting Agreements between the Debtor and members of the Prepetition Noteholders Committee or the Plan, except that (i) no individual shall be released from any express contractual or financial obligation to the Debtor or Reorganized SpectraSite (other than obligations under the Forbearance, Lock-Up, and Voting Agreements between the Debtor and members of the Prepetition Noteholders Committee), (ii) no individual shall be released from any act or omission that constitutes gross negligence or willful misconduct, and (iii) Reorganized SpectraSite shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such persons asserted against the Debtor.

     J. EXCULPATION, RELEASE AND INJUNCTION OF RELEASED PARTIES.

        1. EXCULPATION. The Debtor, Reorganized SpectraSite, members of the Creditors Committee (if any), members of the Prepetition Noteholders Committee, the Indenture Trustee and the other Released Parties (i) shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission in connection with, or arising out of, the Plan, the Disclosure Statement, the Forbearance, Lock-Up, and Voting Agreements between the Debtor and members of the Prepetition Noteholders Committee, the negotiation of the Plan or the Forbearance, Lock-Up, and Voting Agreements, the negotiation of the other Plan Documents, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Case, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement or in furtherance thereof (including, without limitation, employment contracts, programs and arrangements adopted in connection with the Plan or the Chapter 11 Case), except for willful misconduct or gross negligence as determined by a Final Order, and (ii) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Released Parties from liability.

        2. INJUNCTION. PURSUANT TO SECTION 105 OF THE BANKRUPTCY CODE, NO HOLDER OR PURPORTED HOLDER OF AN ADMINISTRATIVE CLAIM, CLAIM OR EQUITY INTEREST SHALL BE PERMITTED TO COMMENCE OR CONTINUE ANY ACTION, EMPLOYMENT OF PROCESS, OR ANY ACT TO COLLECT, OFFSET, OR RECOVER ANY CLAIM AGAINST A RELEASED PARTY THAT ACCRUED ON OR PRIOR TO THE EFFECTIVE DATE AND HAS BEEN RELEASED OR WAIVED PURSUANT TO ARTICLE VII.J.1.

        3. LIMITATION OF GOVERNMENTAL RELEASES. Notwithstanding Articles VII.J.1. and 2. of the Plan, the Plan shall not release, discharge, or exculpate any non-debtor party from any debt owed to the United States Government and/or its agencies, including the Pension Benefit Guaranty Corporation (the "Government"), or from any liability arising under the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the environmental laws, securities laws or criminal laws of the United States. In addition, notwithstanding Articles VII.J.1.

and 2. of the Plan, the Plan shall not enjoin or prevent the Government from collecting any such liability from any such non-debtor party.

     K. TERM OF BANKRUPTCY INJUNCTION OR STAYS.

        All injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     L. PRESERVATION OF INSURANCE.

        The Debtor's discharge and release from all Claims as provided herein, except as necessary to be consistent with this Plan, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtor, Reorganized SpectraSite (including, without limitation, its officers and directors) or any other person or entity.

     M. OFFICERS' AND DIRECTORS' INDEMNIFICATION RIGHTS AND INSURANCE.

        Notwithstanding any other provisions of the Plan, the obligations of the Debtor to indemnify its directors, officers, and employees serving immediately prior to the Effective Date against any obligations, liabilities, costs or expenses which arise out of facts or circumstances occurring prior to the Effective Date, pursuant to the articles of incorporation or by-laws of the Debtor, applicable state law, specific agreement, or any combination of the foregoing, shall survive the Effective Date.

                                     VIII.

                            RETENTION OF JURISDICTION

        The Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, section 105(a) and section 1142 of the Bankruptcy Code and for, among other things, the following purposes: (1) to hear and determine applications for the assumption or rejection of executory contracts or unexpired leases pending on the Confirmation Date, and the allowance of Claims resulting therefrom; (2) to determine any other applications, adversary proceedings, and contested matters pending on the Effective Date; (3) to ensure that distributions to holders of Allowed Claims and Equity Interests are accomplished as provided herein; (4) to resolve disputes as to the ownership of any Claim or Interest; (5) to hear and determine timely objections to Administrative Claims and Claims; (6) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated; (7) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code; (8) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order; (9) to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code; (10) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan; (11) to hear and determine any issue for which the Plan requires a Final Order of the Court; (12) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; (13) to hear any other matter not inconsistent with the Bankruptcy Code; (14) to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Confirmation Date through and including the Effective Date; and (15) to enter a final decree closing the Chapter 11 Case.

                                      IX.

                            MISCELLANEOUS PROVISIONS

     A. PAYMENT OF STATUTORY FEES.

        All fees payable on or before the Effective Date (i) pursuant to section 1930 of title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, and (ii) to the United States Trustee's office or the Bankruptcy Administrator, shall be paid by the Debtor on or before the Effective Date and all such fees payable after the Effective Date shall be paid by Reorganized SpectraSite.

     B. DISSOLUTION OF CREDITORS COMMITTEE.

        The Creditors Committee (if any) shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Court prior to the Effective Date. On the Effective Date, the Creditors Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Case or the Plan and its implementation, and the retention or employment of the Creditors Committee's attorneys and other agents shall terminate, except with respect to (i) the assertion of Claims for professional fees and expenses, and (ii) any appeals of the Confirmation Order.

     C. MODIFICATION OF THE PLAN.

        The Debtor reserves the right, in accordance with the Bankruptcy Code, to amend or to modify the Plan prior to the entry of the Confirmation Order with the prior consent of the Prepetition Noteholders Committee. After entry of the Confirmation Order, Reorganized SpectraSite or the Debtor may amend or modify the Plan, or remedy any defect or omission or reconcile any inconsistency in the Plan, in such a manner as may be necessary to carry out the purpose and intent of the Plan.

     D. GOVERNING LAW.

        Unless a rule of law or procedure is supplied by Federal law (including the Bankruptcy Code and Bankruptcy Rules) or the Delaware General Corporation Law, the laws of the State of New York (without reference to the conflicts of laws provisions thereof) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan.

     E. FILING OR EXECUTION OF ADDITIONAL DOCUMENTS.

        On or before the Effective Date, the Debtor or Reorganized SpectraSite shall file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

     F. WITHHOLDING AND REPORTING REQUIREMENTS.

        In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtor shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

     G. EXEMPTION FROM TRANSFER TAXES.

        Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of the New Common Stock and New Warrants under the Plan, the making or assignment of any lease or sublease or the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan shall not be subject to any stamp, real estate transfer, recording or other similar tax.

     H. SECTION 1145 EXEMPTION.

        Pursuant to, in accordance with, and solely to the extent provided under section 1145 of the Bankruptcy Code, the issuance of New Common Stock and New Warrants to the Debtor's creditors and interest holders under the Plan is exempt from the registration requirements of Section 5 of the Securities Act, as amended, and any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in such New Common Stock and New Warrants and is deemed to be a public offering of New Common Stock and New Warrants.

     I. WAIVER OF FEDERAL RULE OF CIVIL PROCEDURE 62(A).

        The Debtor may request that the Confirmation Order include (a) a finding that Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order, and

(b) authorization for the Debtor to consummate the Plan immediately after entry of the Confirmation Order.

     J. HEADINGS.

        Headings used in the Plan are for convenience of reference only and shall not constitute a part of the Plan for any purpose.

     K. EXHIBITS/SCHEDULES.

        All Exhibits and Schedules to the Plan are incorporated into and constitute a part of the Plan as if set forth herein.

     L. NOTICES.

        All notices, requests, and demands hereunder to be effective shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

        To the Debtor: SpectraSite Holdings, Inc., 100 Regency Forest Drive, Suite 400, Cary, North Carolina 29511, Attention: Stephen H. Clark, President and Chief Executive Officer; telephone (919) 465-6800; facsimile (919) 388-9475, with copies to Poyner & Spruill LLP, 3600 Glenwood Avenue, Raleigh, NC 27605,
Attention: Terri L. Gardner; telephone (919) 783-6400; facsimile (919) 783-1075 and Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, NY 10019-6064, Attention: Andrew N. Rosenberg; telephone: (212) 373-3000; facsimile: (212) 757-3990.

        To the Prepetition Noteholders Committee: Nicholls & Crampton, P.A., 4300 Six Forks Road, Suite 700, P.O. Box 18237, Raleigh, NC 27609, Attention:
Gregory B. Crampton; telephone: (919) 781-1311; facsimile: (919) 782-0465; and Hennigan, Bennett & Dorman LLP, 601 South Figueroa Street, Suite 3300, Los Angeles , CA 90017, Attention: Bruce Bennett and James O. Johnston; telephone
(213) 694-1200; facsimile: (213) 694-1234.

        [TO THE CREDITORS COMMITTEE: [TO BE INSERTED]]

     M. PLAN DOCUMENTS/PLAN SUPPLEMENT.

        The documents relating to the Amended Certificate of Incorporation, the Amended By-Laws, the Registration Rights Agreement, the Warrant Agreement, the New Senior Management Employment Contracts, the Equity Incentive Plan, and a form of individual stock option agreement with respect thereto, and the SBC Transaction shall be in forms acceptable to the Prepetition Noteholders Committee and be contained in the Plan Supplement which will be filed with the Clerk of the Court at least ten Business Days prior to the Confirmation Hearing. The Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtor in accordance with Article IX.L. of the Plan.

     N. CONFLICT.

        The terms of this Plan shall govern in the event of any inconsistency with the summaries of the Plan set forth in the Disclosure Statement.

     O. SETOFF BY THE UNITED STATES.

        The valid setoff rights, if any, of the United States of America will be unaffected by this Plan or confirmation thereof.

                                       X.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

        On the Effective Date, the executory contracts and unexpired leases set forth on Schedule 2 shall be deemed rejected by the Debtor.

        Other than (i) executory contacts or unexpired leases which (w) are set forth on Schedule 2, which are deemed rejected, (x) are the subject of a motion to reject pending on the Confirmation Date, (y) were previously assumed or rejected by the Debtor, or (z) have expired or terminated pursuant to their own terms during the pendency of the Chapter 11 Case, and (ii) employment agreements, if any, terminated prior to or in connection with the Plan, all of the executory contracts (including, subject to consummation of the SBC Transaction, the executory contracts with respect to the SBC Transaction), unexpired leases and employment agreements that exist between the Debtor and any person are specifically assumed as of the Effective Date pursuant to the Plan (and to the extent required by the SBC Transaction, will be assigned pursuant to the SBC Transaction). All Claims for damages arising from the rejection of executory contracts or unexpired leases must be filed with the Court or claims agent, as the case may be, in accordance with the Bankruptcy Rules or any order of the court setting a bar date. Any Claims not filed within such time will be forever barred from assertion against the Debtor, its estate and Reorganized SpectraSite. All Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated, as the case may be, as (i) General Unsecured Claims unless the holder elects or otherwise falls within Convenience Claim treatment, or (ii) Other Equity Interests. Reorganized SpectraSite, except as otherwise agreed by the parties, will cure any and all undisputed defaults within 60 days of the Effective Date under any executory contract, unexpired lease or employment agreement assumed pursuant to the Plan in accordance with section 365 of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtor or Reorganized SpectraSite's liability with respect thereto, or as may otherwise be agreed to by the parties.

                                      XI.

                                  BENEFIT PLANS

        All employment and severance agreements and policies, and all employee compensation and benefit plans, policies, and programs of the Debtor applicable generally to its employees, as in effect on the Effective Date, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Plan, and the Debtor's obligations under such agreements and programs shall survive the Effective Date of the Plan, without prejudice to Reorganized SpectraSite's rights under applicable non-bankruptcy law to modify, amend, or terminate the foregoing arrangements, except for (i) such executory contracts or plans specifically rejected pursuant to the Plan, and (ii) such executory contracts or plans as have previously been terminated, or rejected, pursuant to a Final Order, or specifically waived by the beneficiaries of such plans, contracts, or programs.

                                      XII.

                            EFFECTIVENESS OF THE PLAN

     A. CONDITIONS PRECEDENT TO EFFECTIVENESS.

        The Plan shall not become effective unless and until it has been confirmed and the following conditions have been satisfied in full or waived pursuant to Article XII.B.: (1) the Confirmation Order in a form satisfactory to the Debtor and the Prepetition Noteholders Committee shall have become a Final Order; (2) the Amended Certificate of Incorporation shall have been properly filed with the Secretary of State of the State of Delaware; (3) all authorizations, consents and regulatory approvals required (if any) for the Plan's effectiveness shall have been obtained; (4) the SBC Transaction shall be in a form satisfactory to the Debtor and the Prepetition Noteholders Committee, all conditions precedent to closing thereunder shall have been satisfied (other than the condition requiring effectiveness of the Plan), and the SBC Transaction shall close immediately after the Plan becomes effective (other than the issuance of 12,144,381 shares of Old Common Stock to SBC immediately prior to the Effective Date); (5) the Plan Documents shall be in a form acceptable to the Debtor and the Prepetition Noteholders Committee, and shall have been executed and delivered; (6) the maximum potential aggregate amount of Allowed Other Secured Claims does not exceed $1 million; (7) the maximum potential aggregate amount of Allowed General Unsecured Claims (other than Senior Note Claims) does not exceed $21 million; (8) the Plan and Projections submitted to the Arranger (each as defined in the Senior Secured Credit Agreement) shall satisfy the requirements of an "Acceptable Restructuring Plan" (as defined in the Senior Secured Credit Agreement), (9) there shall be no Default or Event of Default (each as defined in the Senior Secured Credit Agreement) existing under the Senior Secured Credit Agreement, and (10) the Court shall have entered a Final Order (which may be the Confirmation Order), in a form reasonably acceptable to the Debtor, the Prepetition Noteholders Committee, SBC Wireless, Inc. and Cingular Wireless LLC, that finds and determines that each of the transactions contemplated by the SBC Transaction that will occur on or immediately after the Effective Date is authorized and approved and is at arms length, made in good faith, for reasonably equivalent value, and in the best interests of the Debtor's creditors.

     B. WAIVER OF CONDITIONS.

        The Debtor may waive any or all of the conditions set forth in Article XII.A. (except for entry of the Confirmation Order) above at any time, with the prior consent of the Prepetition Noteholders Committee, without leave of or order of the Court and without any formal action.

     C. EFFECT OF FAILURE OF CONDITIONS.

        In the event that the Effective Date does not occur on or before one hundred and twenty (120) days after the Confirmation Date, upon notification submitted by the Debtor to the Court: (1) the Confirmation Order shall be vacated, (2) no distributions under the Plan shall be made, (3) the Debtor and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (4) the Debtor's obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.


     D. VACATUR OF CONFIRMATION ORDER.

        If an order denying confirmation of the Plan is entered, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall
(a) constitute a waiver or release of any Claims against or Equity Interests in the Debtor; (b) prejudice in any manner the rights of the holder of any Claim against, or Equity Interest in, the Debtor; (c) prejudice in any manner any right, remedy or claim of the Debtor; or (d) be deemed an admission against interest by the Debtor.

Dated: November 18, 2002

                                    SPECTRASITE HOLDINGS, INC.



                                    By: /s/ STEPHEN H. CLARK
                                        ----------------------------------------
                                    Name: Stephen H. Clark
                                          --------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------









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



                               TABLE OF CONTENTS

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
                                                                                                 Page
                                                                                                 ----
I.       DEFINITIONS AND CONSTRUCTION OF TERMS......................................................2
         A.       Definitions.......................................................................2
         B.       Interpretation, Application of Definitions and Rules of Construction.............12

II.      CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.............................................13
         A.       Introduction.....................................................................13
                  1.       Unclassified Claims.....................................................13
                  2.       Unimpaired Classes of Claims............................................13
                  3.       Impaired Classes of Claims and Equity Interests.........................14
                  4.       Impaired Classes of Equity Interests....................................14

III.     TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS................................14
         A.       Administrative Claims............................................................14
         B.       Professional Compensation And Reimbursement Claims...............................15
         C.       Priority Tax Claims..............................................................15

IV.      TREATMENT OF CLAIMS AND EQUITY INTERESTS..................................................15
         A.       Class 1 - Other Priority Claims..................................................15
                  1.        Distributions..........................................................15
                  2.        Impairment and Voting..................................................15
         B.       Class 2 - Senior Secured Guaranty Claims.........................................16
                  1.        Distributions..........................................................16
                  2.        Impairment and Voting..................................................16
         C.       Class 3 - Other Secured Claims...................................................16
                  1.        Distributions..........................................................16
                  2.        Impairment and Voting..................................................16
         D.       Class 4 - Other Guaranty Claims..................................................16
                  1.        Distributions..........................................................16
                  2.        Impairment and Voting..................................................17
         E.       Class 5 - Convenience Claims.....................................................17
                  1.        Distributions..........................................................17
                  2.        Impairment and Voting..................................................17
                  3.        Election to be Treated as a Convenience Claim..........................17
         F.       Class 6 - General Unsecured Claims...............................................17
                  1.        Distributions..........................................................17
                  2.        Impairment and Voting..................................................17
                  3.        Allowance of Senior Note Claims........................................17
         G.       Class 7 - Old Common Stock.......................................................18
                  1.        Distributions..........................................................18
                  2.        Impairment and Voting..................................................18

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                                                                                                  ----
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         H.       Class 8 - Subordinated Security Claims...........................................18
                  1.        Distributions..........................................................18
                  2.        Impairment and Voting..................................................18
         I.       Class 9 - Other Equity Interests.................................................18
                  1.        Distributions..........................................................18
                  2.        Impairment and Voting..................................................19

V.       PROVISIONS REGARDING CORPORATE GOVERNANCE AND MANAGEMENT OF THE REORGANIZED DEBTOR........19
         A.       Directors and Officers of Reorganized SpectraSite; Amended Certificates
                  of Incorporation and Amended By-Laws.............................................19
                  1.       The Initial Board of Directors..........................................19
                  2.       Management of Reorganized SpectraSite...................................19
                  3.       Amended Certificate of Incorporation and Amended By-Laws................19
         B.       Securities to Be Issued Pursuant to the Plan.....................................20
                  1.       New Common Stock........................................................20
                  2.       The New Warrants........................................................20
         C.       Securities Laws Matters..........................................................20
         D.       Reorganized SpectraSite Equity Incentive Plan....................................20
         E.       SBC Transaction..................................................................21

VI.      PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF DISPUTED,
                  CONTINGENT AND UNLIQUIDATED ADMINISTRATIVE CLAIMS AND CLAIMS.....................21
         A.       Voting of Claims.................................................................21
         B.       Distributions....................................................................21
                  1.       Method of Distributions Under the Plan..................................21
                  2.       Disputed General Unsecured Claims.......................................24
                  3.       Objections To And Resolution of Administrative Claims and Claims;
                           Administrative, Priority and Convenience Claims Reserve.................24
         C.       Estimation.......................................................................26
         D.       Administrative Claims of Indenture Trustee; Treatment of Prepetition Noteholders
                  Committee Professionals..........................................................26
                  1.       Administrative Claims of Indenture Trustee..............................26
                  2.       Treatment of Prepetition Noteholders Committee Professionals............27
         E.       Nonconsensual Confirmation.......................................................27

VII.     EFFECT OF CONFIRMATION OF THIS PLAN.......................................................27
         A.       The Amended Certificate of Incorporation, the Amended By-Laws and Other
                  Implementation Documents.........................................................27
         B.       Continued Corporate Existence....................................................27
         C.       Vesting of Assets................................................................28
         D.       Discharge of the Debtor..........................................................28


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         E.       Injunction.......................................................................28
         F.       Maintenance of Causes of Action..................................................29
         G.       Votes Solicited in Good Faith....................................................29
         H.       Administrative Claims Incurred after the Confirmation Date.......................29
         I.       The Debtor's Release.............................................................29
         J.       Exculpation, Release and Injunction of Released Parties..........................30
                  1.       Exculpation.............................................................30
                  2.       Injunction..............................................................30
                  3.       Limitation of Governmental Releases.....................................30
         K.       Term of Bankruptcy Injunction or Stays...........................................31
         L.       Preservation of Insurance........................................................31
         M.       Officers' and Directors' Indemnification Rights and Insurance....................31

VIII.    RETENTION OF JURISDICTION.................................................................31

IX.      MISCELLANEOUS PROVISIONS..................................................................32
         A.       Payment of Statutory Fees........................................................32
         B.       Dissolution of Creditors Committee...............................................32
         C.       Modification of the Plan.........................................................32
         D.       Governing Law....................................................................33
         E.       Filing or Execution of Additional Documents......................................33
         F.       Withholding and Reporting Requirements...........................................33
         G.       Exemption From Transfer Taxes....................................................33
         H.       Section 1145 Exemption...........................................................33
         I.       Waiver of Federal Rule of Civil Procedure 62(a)..................................33
         J.       Headings.........................................................................34
         K.       Exhibits/Schedules...............................................................34
         L.       Notices..........................................................................34
         M.       Plan Documents/Plan Supplement...................................................34
         N.       Conflict.........................................................................35
         O.       Setoff by the United States......................................................35

X.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................................................35

XI.      BENEFIT PLANS.............................................................................36

XII.     EFFECTIVENESS OF THE PLAN.................................................................36
         A.       Conditions Precedent to Effectiveness............................................36
         B.       Waiver of Conditions.............................................................37
         C.       Effect of Failure of Conditions..................................................37
         D.       Vacatur of Confirmation Order....................................................38

Exhibits to the Plan

Exhibit A       Summary of Warrant Agreement
Exhibit B       Summary of New Senior Management Employment Contracts
Exhibit C       Summary of Equity Incentive Plan
Exhibit D       Summary of SBC Transaction

Schedules to the Plan

Schedule 1      Agreements Giving Rise to Other Guaranty Claims
Schedule 2      Rejected Executory Contracts and Unexpired Leases

                                    EXHIBIT A

                             SUMMARY OF NEW WARRANTS

        The following are the key terms of Reorganized SpectraSite's New
Warrants:


ISSUER:                  SpectraSite Holdings, Inc.

ISSUE:                   Warrants to purchase New Equity.

DENOMINATIONS:           Par $0.01.

EXPIRATION:              7 years (2010).

LIMITATION OF            May be exercised for an amount not to exceed 1,250,000
WARRANTS:                shares of New Common Stock.

STRIKE PRICE:            $32.00




















THE NEW WARRANTS SHALL BE IN SUBSTANTIALLY THE SAME FORM INCLUDED IN THE PLAN SUPPLEMENT TO BE FILED WITH THE CLERK OF THE COURT PRIOR TO THE CONFIRMATION HEARING.

                                    EXHIBIT B

                        SUMMARY OF NEW SENIOR MANAGEMENT
                              EMPLOYMENT CONTRACTS

        The following are the key terms of the New Senior Management Employment
Contents:


Salary                          Same as current.

Bonus The existing bonus plan will be continued, and the targets for 2002 will remain as currently set. The bonus targets for 2003 and thereafter will be determined by the Reorganized SpectraSite's Board of Directors.

Term 3 years with automatic 1-year renewals, unless notice is given by either party at least 6 months prior to expiration.

Severance                       24 months of severance (base salary plus
                                annualized bonus) and benefits will be granted if a covered employee is fired without Cause other than during the 2-year period following a Change of Control. 36 months of severance (base salary plus annualized bonuses) and benefits will be granted if a covered employee is fired without Cause or resigns with Good Reason during the 2-year period following a Change of Control.
                                (Same terms as existing Severance Plan A.
                                Defined terms "Cause", "Good Reason" and "Change of Control" as defined in Severance Plan A, except that the transaction contemplated by the Plan will not constitute a Change of Control.)

Right to Resign Following a     In addition to the severance provision described
Change of Control               above, a covered employee can resign without
                                Good Reason during the 30-day period beginning on the first anniversary of a Change of Control and receive 24 months of severance (base salary plus annualized bonuses) and benefits. The definition of "Change of Control" will be modified to exclude share purchases by or transfers of shares among members of the Prepetition Noteholders Committee.

Option Vesting Following        For service-based options, full acceleration
Termination (New Options)       upon termination without Cause, resignation with
                                Good Reason, death or disability; the
                                Reorganized SpectraSite's Board of Directors to determine the terms relating to the acceleration of performance-based Options; provided that there will be no acceleration for Options with performance-based vesting for which the performance period has passed and the target has not been hit.

Exercise Period of Vested       Continuing exercisability for:
Options Following
Termination (New Options)       -  the applicable severance period upon
                                   termination without Cause or resignation with Good Reason;

                                -  2 years following death or disability; and

                                - 90 days following a resignation without Good Reason.

                                All Options immediately terminate upon a termination by the Reorganized SpectraSite for Cause.

Option Vesting Upon a           If the Change of Control is a cash for stock
Change of Control               transaction, full acceleration of service-based
(New Options)                   Options will occur upon the Change of Control;
                                Reorganized SpectraSite's Board of Directors to determine the terms relating to the acceleration of performance-based Options; provided that there will be no acceleration for Options with performance-based vesting for which the performance period has passed and the target has not been hit.

                                If the Change of Control is a stock for stock transaction, there will be no acceleration solely as a result of such change of control and options will be converted into options on the new stock.

Golden Parachute Modified       No severance or other payment or portion thereof
Cut-Back                        will be paid if, after payment of any "golden
                                parachute" excise tax, the employee would be in a better position economically if such payment or portion thereof is not made.

Other Terms:                    Same as existing employment agreements and
                                compensation and benefit arrangements.

Emergence Bonus:                On the Effective Date, the Debtor will pay to
                                Mr. Clark an emergence bonus in the amount required to allow Mr. Clark to retain $1.45 million after tax. On the

                                Effective Date, the Debtor will pay to Mr.
                                Tomick an emergence bonus in the amount required to allow Mr. Tomick to retain $600,000 after tax.
























        THE NEW SENIOR MANAGEMENT EMPLOYMENT CONTRACTS SHALL BE IN SUBSTANTIALLY THE SAME FORM INCLUDED IN THE PLAN SUPPLEMENT TO BE FILED WITH THE CLERK OF THE COURT PRIOR TO THE CONFIRMATION HEARING.

                                    EXHIBIT C

                      SUMMARY OF REORGANIZED SPECTRASITE'S
                              EQUITY INCENTIVE PLAN

The following are the key terms of Reorganized SpectraSite's Equity Incentive
Plan:

Shares Available                Options to purchase 10% of Reorganized
                                SpectraSite's New Common Stock on a fully diluted basis will be granted under the Equity
                                Incentive Plan.

Eligible Participants           Approximately 72 employees, including senior
                                management.

Grant Date                      All options under the Equity Incentive Plan will
                                be granted on the Effective Date.

Exercise Price                  Exercise price of the options to be set based on
                                the average of the closing prices of New Common
                                Stock on the first 20 days of trading after the Effective Date.

Vesting 20% of the options will be vested immediately upon grant. 50% of the options will vest evenly on a monthly basis over the 3-year period following the Effective Date. The remaining options will vest evenly on each of the first three anniversaries of the Effective Date, subject to meeting appropriate performance targets set by the Board of Directors of Reorganized SpectraSite.

Duration of Options             Options held by an employee will expire on the
                                earliest of (i) 1 year following death or disability; (ii) a termination by Reorganized
                                SpectraSite for "cause"; (iii) 90 days following a termination by Reorganized SpectraSite without "cause" or a resignation with or without "good reason"; and (iv) the tenth anniversary of the grant date.

Change of Control               If the Change of Control is a cash for stock
                                transaction, full acceleration of service-based
                                Options will occur upon the Change of Control;
                                Reorganized SpectraSite's Board of Directors to determine the terms relating to the acceleration of performance-based Options; provided that there will be no acceleration for Options with performance-based vesting for which the performance period has passed and the target has not been hit.

                                If the Change of Control is a stock for stock transaction, there will be no acceleration solely as a result of such change of control and options will be converted into options on the new stock.

                                The definition of "Change of Control" will be modified to exclude share purchases by or transfers of shares among members of the Prepetition Noteholders Committee.

Other Terms                     Except as otherwise described in this Exhibit C,
                                the terms of the Equity Incentive Plan will be substantially similar to the Debtor's existing
                                Stock Incentive Plan.














        THE EQUITY INCENTIVE PLAN, AND A FORM OF INDIVIDUAL STOCK OPTION AGREEMENT WITH RESPECT THERETO, SHALL BE IN SUBSTANTIALLY THE SAME FORM INCLUDED IN THE PLAN SUPPLEMENT TO BE FILED WITH THE CLERK OF THE COURT PRIOR TO THE CONFIRMATION HEARING.

                                    EXHIBIT D

                           SUMMARY OF SBC TRANSACTION

1. Cingular to repurchase the 545 California/Nevada closed sites from SpectraSite.

2. SBC to release SpectraSite from its obligation to close on the remaining 187 sites in California/Nevada.

3. SBC to reduce SpectraSite's total remaining commitment by an additional 107 sites to 600 sites.

4. Closings will be quarterly commencing on May 15, 2003 and will be limited to a maximum of 100 towers per quarter. This cap does not apply to the 6th quarter, in which all remaining towers (of the 600) will close.

5. SpectraSite will be paid $73.5 million in cash upon Closing of the California/Nevada transaction.

6. SBC will receive 12,144,381 shares of Old Common Stock to fulfill all of the Debtor's obligations to deliver common stock under the Agreement to Sublease. Such Old Common Stock shall be exchanged for New Warrants in accordance with the Plan.














        THE DOCUMENTS WITH RESPECT TO THE SBC TRANSACTION SHALL BE IN SUBSTANTIALLY THE SAME FORM INCLUDED IN THE PLAN SUPPLEMENT TO BE FILED WITH THE CLERK OF THE COURT PRIOR TO THE CONFIRMATION HEARING.

                             SCHEDULE A TO EXHIBIT D

1. Agreement to Sublease (the "AGREEMENT TO SUBLEASE"), dated August 25, 2000, by and among SBC Wireless, Inc. (predecessor entity to SBC Wireless, LLC ("SBC WIRELESS")), for itself and on behalf of each Sublessor Entity (as defined in the Agreement to Sublease), SpectraSite Holdings, Inc. ("TOWERCO PARENT") and Southern Towers, Inc. ("TOWERCO"), as amended by (a) Amendment No. 1 to the Agreement to Sublease, dated December 14, 2000, by and among SBC Wireless for itself and on behalf of each Sublessor Entity, TowerCo Parent and TowerCo, (b) Amendment No. 2 to the Agreement to Sublease, dated November 14, 2001, by and among SBC Wireless, for itself and on behalf of each Sublessor Entity, TowerCo Parent and TowerCo, (c) Amendment No. 3 to the Agreement to Sublease, dated January 31, 2002, by and among SBC Wireless for itself and on behalf of the other Sublessor Entities, TowerCo Parent, and TowerCo, (d) Amendment No. 4 to the Agreement to Sublease, dated February 25, 2002, by and among SBC Wireless for itself and on behalf of each Sublessor Entity, TowerCo Parent and TowerCo, and (e) certain side letters thereafter, in each case among the same parties, as applicable and SBC Tower Holdings LLC ("SBC TOWERCO") affecting, modifying or supplementing the Agreement to Sublease.

2. Lease and Sublease (the "LEASE AND SUBLEASE"), dated December 14, 2000, by and among SBC TowerCo, SBC Wireless, TowerCo and TowerCo Parent as amended by amendments entered in to at each closing and certain various side letters by and among the parties affecting, modifying or supplementing the Lease and Sublease.

3. Site Marketing Agreement (the "SITE MARKETING AGREEMENT"), dated December 14, 2000, by and among SBC TowerCo and the Owners (as defined therein) and SpectraSite Communications, Inc., as amended by Amendment No. 1 to the Site Marketing Agreement, dated November 14, 2001, by and between SBC TowerCo and the Owners (defined therein) and SpectraSite Communications, Inc. and certain various side letters by and among the parties affecting, modifying or supplementing the Site Marketing Agreement.

4. Agreement to Build to Suit (the "AGREEMENT TO BUILD TO SUIT"), dated as of December 14, 2000, by and among SBC Wireless LLC (for itself and as Agent for certain SBCW Parties designated on the signature pages thereof), TowerCo Parent and SCI, as amended by: (i) Amendment No. 1, dated January 31, 2001; (ii) Amendment No. 2, dated August 31, 2001; and
        (iii) those certain other letter agreements between the parties which, from time to time, amend, modify or supplement the Agreement to Build to Suit.

5. Certain Side Letters by and among SBC Wireless LLC, SBC TowerCo, TowerCo Parent, TowerCo, SpectraSite Communications, Inc. and SBC
        Communications, Inc., as applicable, affecting, modifying or supplementing the foregoing Transaction Documents with respect to the California or Nevada Sites, including specifically but without limitation the following:

        (A) That certain Letter Agreement dated December 14, 2000 by and between SBC Wireless LLC and TowerCo regarding TowerCo's payment to SBC Wireless LLC for SBC Wireless LLC's FAA/FCC analysis;

        (B) That certain Letter Agreement dated December 14, 2000 by and among SBC TowerCo, SBC Wireless LLC, TowerCo and TowerCo Parent regarding additional cabinet space at the California or Nevada Sites;

        (C) That certain Letter Agreement dated December 14, 2000 by and among SBC Communications, Inc., SBC TowerCo and TowerCo regarding that certain Site Management Agreement dated as of July 27, 1999 between Pacific Bell Mobile Services d/b/a Pacific Bell Wireless and Site Management Solutions Inc.

                (i) Assumption Agreement dated December 14, 2000 by and between
                    TowerCo and SBC TowerCo.

                             SCHEDULE B TO EXHIBIT D

1. SpectraSite NewCo Purchase Agreement, dated as of May 15, 2002, by and among Cingular Wireless LLC, SpectraSite Holdings, Inc., SpectraSite Communications, Inc., Southern Towers, Inc. and CA/NV Tower Holdings, LLC, as modified by the November Agreement, dated as of November 14, 2002, by and among Cingular Wireless LLC, SpectraSite Holdings, Inc., Southern Towers, Inc. and CA/NV Tower Holdings, LLC (as so modified, the "Purchase Agreement").

2. Southern Towers Assignment and Assumption Agreement, by and between Southern Towers, Inc. and CA/NV Tower Holdings, LLC.

3. Amended and Restated Consent and Modification, dated as of November 14, 2002, by and among Southern Towers, Inc., CA/NV Tower Holdings, LLC, SBC Tower Holdings LLC, SBC Wireless LLC and SpectraSite Holdings, Inc.

4. Termination and Amendment to Agreement to Build to Suit, dated as of May 15, 2002, by and between SBC Wireless LLC, SpectraSite Holdings, Inc. and SpectraSite Communications, Inc., as amended by Amendment No. 1 to the Termination and Amendment to Agreement to Build to Suit, dated as of June 25, 2002, by and between SBC Wireless LLC, SpectraSite Holdings, Inc. and SpectraSite Communications, Inc.

5. Amended and Restated Release, Covenant Not to Sue and Acknowledgement, dated as of November 14, 2002, by and among SBC Wireless LLC, SBC Tower Holdings LLC, Cingular Wireless LLC, SpectraSite Holdings, Inc., SpectraSite Communications, Inc. and Southern Towers, Inc.

6. Amended and Restated Unwind Side Letter, dated as of November 14, 2002, by and among SBC Wireless LLC, SBC Tower Holdings LLC, Cingular Wireless LLC, SpectraSite Holdings, Inc., SpectraSite Communications, Inc. and Southern Towers, Inc.

7. Master Site Agreement/Existing Site Expansion Term Sheet Side Letter, dated as of May 15, 2002 by and between Cingular Wireless LLC, SBC Wireless LLC, SpectraSite Holdings, Inc., Southern Towers, Inc. and SpectraSite Communications, Inc.

                                   SCHEDULE 1

                 AGREEMENTS GIVING RISE TO OTHER GUARANTY CLAIMS

1.      Sublease, dated as of August 15, 2000, by and among Verizon Wireless
        (VAW) LLC, the Sublessors (as defined therein), California Tower, Inc. and SpectraSite Holdings, Inc.

2. Strategic Relationship Agreement, dated as of December 31, 2001, by and among Simon Business Network, LLC, Simon Property Group, L.P. and SpectraSite Communications, Inc.

3. Guaranty dated as of February 21, 2001, by SpectraSite Holdings, Inc. of lease, dated February 21, 2001, of the premises located at 100 Regency Forest Drive, Suite 400, Cary, North Carolina 27511 by SpectraSite Communications, Inc. from 250 Park Avenue, LLC.

4. Agreement of Indemnity, dated as of April 20, 2001, by and among SpectraSite Holdings, Inc., SpectraSite Communications, Inc., XL Specialty Insurance Company and Greenwich Insurance Company.

5. Agreement to Sublease, dated as of August 25, 2000, by and among SBC Wireless, Inc., for itself and on behalf of the other Sublessor Entities, and SpectraSite Holdings, Inc. and Southern Towers, Inc., and all amendments thereto and side letters or other guarantees with respect thereof, as modified by the SBC Transaction.

6. Lease and Sublease, dated as of December 14, 2000, by and among SBC Tower Holdings LLC, for itself and as Agent for the SBC Group, and SBC Wireless, LLC, as Guarantor, and Southern Towers, Inc., and SpectraSite Holdings, Inc., as Guarantor, and all amendments thereto and side letters or other guarantees with respect thereof, as modified by the SBC Transaction.

7. BTS Lease Agreement, dated as of December 14, 2000, by and among SpectraSite Communications, Inc., SpectraSite Holdings, Inc., each TowerCo (as defined therein), SBC Wireless, LLC and each User (as defined therein), as amended by Amendment No. 1 to the BTS Lease Agreement, dated as of August 31, 2001, and all amendments thereto and side letters or other guarantees with respect thereof, as modified by the parties.

8. Corporate Indemnification, dated as of June 9, 2000, made by SpectraSite Holdings, Inc. for the benefit of the Nevada State Contractors' Board.

                                   SCHEDULE 2

              REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES(1)

1. Second Amended and Restated Registration Rights Agreement, dated as of April 20, 1999, as amended October 3, 2002, by and among the Purchasers (as defined therein) and SpectraSite Holdings, Inc.

2. Joinder Agreement to SpectraSite Restated Registration Rights Agreement, dated January 5, 2000, by and among the Apex Stockholders (as defined therein) and SpectraSite Holdings, Inc.

3. Consent and Agreement to SBCW Registration Rights and Amendment to Second Amended and Restated Registration Rights Agreement, dated as of November 17, 2000, by and among Welsh, Carson, Anderson & Stowe III, L.P., Tower Parent Corp, CIBC WG Argosy Merchant Fund 2, L.L.C., J.H. Whitney III, L.P. and SpectraSite Holdings, Inc.

4. Joinder Agreement to the Second Amended and Restated Registration Rights Agreement, dated as of December 14, 2000, by and between SpectraSite Holdings, Inc. and SBC Tower Holdings LLC.

5. Registration Rights Agreement, dated as of November 20, 2000, by and among SpectraSite Holdings, Inc., Trimaran Fund II, L.L.C., Trimaran Capital, L.L.C., Trimaran Parallel Fund II, L.P., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC World Markets Ireland Limited.

6. Warrant Agreement, dated as of November 20, 2000, by and between SpectraSite Holdings, Inc. and First Union National Bank, as warrant agent.

7.      SpectraSite Holdings, Inc. Stock Option Plan, dated as of June 24, 1997.

8.      SpectraSite Holdings, Inc. Stock Incentive Plan, dated as of August 5,
        1999.

9. SpectraSite Holdings, Inc. Amended and Restated Stock Incentive Plan, dated as of April 9, 2001.

10. SpectraSite Holdings, Inc. Employee Stock Purchase Plan, dated as of August 5, 1999.

11.     Stock Option Agreement with any individual stock option grantee.



-----------------
(1) Inclusion of any contract on this schedule shall not be an admission by the Debtor that the contract is in fact executory; the Debtor reserves its rights with respect thereto.

12. Registration Rights Agreement, by and between SpectraSite Holdings, Inc. as Issuer, and Morgan Stanley & Co. Incorporated as Placement Agent, dated as of November 20, 2000.

13. Engagement letter dated May 4, 2001 between Goldman, Sachs & Co., on the one hand, and SpectraSite Holdings, Inc. and SpectraSite Communications, Inc., on the other. (The Debtor does not believe that the Engagement Letter remains an executory contract, but for the avoidance of doubt, the Debtor lists this agreement as a rejected executory contract to make clear that any obligation arising thereunder will not be reinstated, but will be considered a General Unsecured Claim under the Plan.)





                                       2